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                                                                     EXHIBIT  21


                             SUBSIDIARIES OF HEXCEL

                          Hexcel Chemical Products Ltd.
                       Hexcel do Brasil Servicos S/D Ltda.
                                 Hexcel Far East
                        Hexcel Foreign Sales Corporation
                              Hexcel International
                                   Hexcel S.A.
                              Hexcel S.A. - Belgium
                                Hexcel U.K., Ltd.